EXHIBIT 99.1

                     BION ENVIRONMENTAL TECHNOLOGIES, INC.

Construction Commences on Pennsylvania Dairy Farm Waste Management System Which Will Produce Cost-Effective, Permanent, Measurable and Verifiable Nutrient Reductions to the Chesapeake Bay

November 11, 2010. New York, New York. Bion Environmental Technologies, Inc. (OTC BB: BNET) on Wednesday, November 10, 2010 held a groundbreaking ceremony to mark the commencement of construction activities for its livestock waste processing technology project at the Kreider Dairy Farm in Manheim, Pennsylvania.

Joining Bion at the ceremony were John Hines, Deputy Secretary of
Pennsylvania Department of Environmental Protection, Paul Marchetti, Executive Director of PENNVEST, Russell Redding, Pennsylvania Department of Agriculture, State Sen. Mike Brubaker and Representative Tom Creighton.

"The Bion Farm Waste Treatment System is a shining example of the type of ingenuity and innovation that we need to overcome the significant and unique challenges we face in reducing pollution in the Chesapeake Bay," said Brubaker, who serves as Vice Chairman of the Chesapeake Bay Commission and Chairman of Pennsylvania's delegation to the Commission. "I am grateful that Bion Environmental Technologies and Kreider Farms are leading the way in helping Pennsylvania meet our pollution reduction goals to protect this vital natural resource."

Bion has established a website (www.bionpa.com) to provide the Chesapeake Bay watershed stakeholders and Bion shareholders with a transparent source of the projects' status and, upon completion, the data and results that compose Bion's credit verification plan. The Bion installation will demonstrate the technology's ability to generate real, measurable, permanent and verifiable nutrient reductions from unregulated non-point source livestock facilities such as the Kreider dairy. Bion's approved credit certification plan is unique in that it includes nitrogen credits from the reduction of ammonia emissions. The measurable and verified reductions to both the local watersheds and the Chesapeake Bay drainage basin will demonstrate the overall cost effectiveness of treating livestock waste at the source. Stakeholders and others will be able to post questions and comments that Bion staff will respond to, subject to the limitations imposed by SEC Regulation FD.

About Bion: Bion Environmental Technologies has provided environmental treatment solutions to the agriculture and livestock industry since 1990. Bion's patented next-generation technology provides a unique comprehensive treatment of livestock waste that achieves substantial reductions in nitrogen and phosphorus, ammonia, greenhouse and other gases, as well as pathogens, hormones, herbicides and pesticides. Bion's process simultaneously recovers cellulosic biomass from the waste stream to produce renewable energy.

Bion's technology enables development of large scale livestock facilities in strategic locations that provide greater efficiencies and dramatically reduced transportation costs but were previously impracticable due to their environmental impact. These environmentally-responsible, large scale facilities can be integrated with existing or new food processing and renewable energy production operations to substantially reduce risk and improve the economics of all partners. For more information, see Bion's website: www.biontech.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the word 'expect', 'will', 'proposed' and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes. Contact information:

Mark A. Smith                         Craig Scott
President                             Vice President-Capital Markets/IR
719-256-5329                          303-843-6191 direct